UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported: September 12, 2005

Date of Report: September 15, 2005

J.B. POINDEXTER & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	333-06693	76–0312814
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 5400, Houston, Texas 77002

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:  (713) 655–9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure, election, or appointment of directors or officers.

J.B. Poindexter & Co., Inc. (“The Company) has appointed Stormy T.W. Hicks President and Chief Operating Officer of the Company and a member of its Board of Directors effective September 12, 2005.  Previously, Mr. Hicks was the President of ITT Automotive’s Fluid Handling Division from 2001 to July, 2005 and prior to that he was the Vice President and General Manager of Eaton Aeroquip, Fluid Connectors/Industrial Plastics Division.  He holds a Bachelors degree from the U.S. Naval Academy, a Masters degree from Cornell University and a PhD from Wayne State University.  Mr. Hicks is 59 years of age.

The Company and Mr. Hicks entered into a one year employment agreement dated July 15, 2005 that became effective upon his commencement of employment on September 12, 2005 and automatically renews, unless notice to the contrary is provided by either party, on the anniversary of the date of employment.  The agreement provides for an annual salary of $410,000 and participation in the Company’s annual incentive and long-term compensation plans.  The agreement provides for Mr. Hicks to receive his base salary for one year following his termination if terminated without cause, subject to certain conditions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

J.B. POINDEXTER & CO., INC.

Date: September 15, 2005	By:	/s/ Robert S. Whatley
Robert S. Whatley
Vice President, Finance

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.2	Employment Agreement between J.B. Poindexter & Co., Inc. and Stormy T. W. Hicks